UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 26, 2007

USChina Channel Inc.

(Name of Small Business Issuer in its Charter)

Nevada                         7389                       20-4854568

(State or Other      (Primary Standard Industrial       (I.R.S. Employer

Jurisdiction           Classification Code Number)      Identification No.)

Of Organization)

665 Ellsworth Avenue, Connecticut, 06511

             Tel: (203) 844-0809

(Address and Telephone Number of Registrant's Principal Place of Business)

N/A

  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

_________________________________________________________________________________

Item 8.01 Other Events

On December 24, USChina Channel INC received the notice from Mr. Zhilin Zhang, Chairman of Longdan Holding, that the 385000 shares of Longdan Holding INC distributed to the shareholders of USChina Channel INC in November 2007, will be recalled immediately, and the money $38.5 will be refund. However, Zhilin Zhang solicited the shareholders of USChina Channel INC to buy 385000 shares of Series B Common Stock at par value $0.0001 per share (total costs $38.50) of Longdan International INC, an offshore company located in Nevis Island. Longdan Holding INC will acquire 385000 shares of Series B Common Stock of Longdan International INC for the same number of Series B Common Stock of Longdan Holding INC on the exchange ratio of one for one.

USChina Channel INC has informed its shareholders, and distributed 385000 shares of Longdan International INC to its shareholders immediately. Any shareholder of USChina Channel INC has the rejection right as written in the Bylaws Article V. Distribution

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 26, 2007	USChina Channel Inc. (Registrant)

                                              /s/ Andrew Chien

                                              Andrew Chien, President